UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

SPRAGUE RESOURCES LP

(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 International Drive

Portsmouth, NH 03801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 225-1560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2014, (i) Sprague Operating Resources LLC, a Delaware limited liability company (“Sprague Operating Resources”), and a wholly owned subsidiary of Sprague Resources LP (“Sprague”), and (ii) Castle Oil Corporation, a New York corporation (“Castle Oil”), Castle Port Morris Terminals, Inc., a New York corporation (“CPMT”), Castle Energy Solutions, LLC, a Delaware limited liability company (“CES”), Castle Energy Solutions S.B., LLC, a Delaware limited liability company (“CESSB”), Castle Fuels Corporation, a New York corporation (“CFC”), Castle Supply & Marketing, Inc., a New York corporation (“CSMI” and, together with Castle Oil, CPMT, CES, CESSB and CFC, “Castle”) entered into an Asset Purchase Agreement pursuant to which Sprague has agreed to acquire substantially all of the assets of Castle (the “Asset Purchase Agreement”). Terms used but not otherwise defined herein are used as defined in the Asset Purchase Agreement. On November 4, 2014, Sprague and Castle Oil also entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”), relating to the issuance of Sprague’s Common Units in connection with the transactions contemplated by the Asset Purchase Agreement, as described in greater detail below, and the grant of customary “piggyback” registration rights with respect to such Common Units.

As consideration for the asset sale, Sprague Operating Resources will (i) make a cash payment equal to $45,300,000 on the Closing Date, (ii) make the Petroleum Products Inventory Payment no later than three (3) Business Days following the Closing Date, and (iii) assume certain other liabilities at the times and in the manner set forth in Section 6.05(c) of the Asset Purchase Agreement. In addition, Sprague Operating Resources will pay an aggregate of Five Million Dollars ($5,000,000) as follows: (a) One Million Dollars ($1,000,000) shall be paid on the first anniversary of the Closing Date, (b) Two Million Dollars ($2,000,000) shall be paid on the second anniversary of the Closing Date, and (c) Two Million Dollars ($2,000,000) shall be paid on the third anniversary of the Closing Date, in each case subject to reduction for any claims for which Sprague is entitled to indemnification under the Asset Purchase Agreement. Furthermore, Sprague will issue Common Units to Castle Oil on the Closing Date having a value equal to $5,700,000 pursuant to the terms of the Unit Purchase Agreement. The price at which the Common Units will be issued will be based on the volume weighted average closing price for the Common Units on the New York Stock Exchange for the 10 trading days ending on and the 10 trading days following the date of the announcement of the execution of the Asset Purchase Agreement.

Each of Sprague Operating Resources and Castle has agreed to certain customary representations, warranties and covenants in the Asset Purchase Agreement. Prior to the closing, except as consented to by Sprague, Castle has also agreed to continue its operations in the ordinary course of business and to not take certain actions as specified in the Asset Purchase Agreement. Castle is also restricted from soliciting offers or entering into discussions or negotiations with any third parties relating to the sale of any portion of the Business or the Purchased Assets. The consummation of the transaction is subject to the satisfaction or waiver of customary conditions, as set forth in the Asset Purchase Agreement, including, among other things, receipt of third party and regulatory approvals. Each of Sprague and Castle Oil has agreed to certain customary representations, warranties and covenants in the Unit Purchase Agreement. The closing of the transactions contemplated by the Unit Purchase Agreement is conditioned upon the closing of the transactions contemplated by the Asset Purchase Agreement, among other customary closing conditions.

The Asset Purchase Agreement may be terminated at any time prior to the Closing by mutual written agreement of the parties; by any party if any of the conditions in Sections 7.01, 7.02 or 7.03, as applicable, shall not have been fulfilled by December 15, 2014; by any party if the transactions contemplated by the Asset Purchase Agreement become illegal or are prohibited by law; by the non-breaching party if a party breaches certain obligations under the Asset Purchase Agreement, and if capable of being cured, such breach is not cured within the time periods set forth in the Asset Purchase Agreement.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1, a copy of the Unit Purchase Agreement is attached hereto as Exhibit 10.1 and a copy of the press release of Sprague regarding the Asset Purchase Agreement is attached hereto as Exhibit 99.1. Each of the foregoing exhibits is incorporated herein by reference. The descriptions of the Asset Purchase Agreement and the Unit Purchase Agreement contained in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the Asset Purchase Agreement and the Unit Purchase Agreement.

The Asset Purchase Agreement and the Unit Purchase Agreement have been included to provide security holders with information regarding their terms. These agreements are not intended to provide any other factual information about the parties thereto. The representations, warranties and covenants contained in the Asset Purchase Agreement and the Unit Purchase Agreement were made solely for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Asset Purchase Agreement and the Unit Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement and the Unit Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Asset Purchase Agreement or the Unit Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement and the Unit Purchase Agreement, which subsequent information may or may not be fully reflected in Sprague’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Unit Purchase Agreement set forth in Item 1.01 above is incorporated herein by reference. The Unit Purchase Agreement was entered into on November 4, 2014. Sprague will be obligated to issue Common Units to Castle Oil having a value of $5,700,000 pursuant to the terms of the Unit Purchase Agreement, subject to the satisfaction of the conditions to closing set forth therein, the principal such condition being the closing of the transactions contemplated by the Asset Purchase Agreement. The exact number of Common Units to be issued has not yet been determined, but will be equal to $5,700,000 divided by the volume weighted average closing price for the Common Units on the New York Stock Exchange for the 10 trading days ending on and the 10 trading days following the date of the announcement of the execution of the Asset Purchase Agreement. The Common Units are being issued as partial payment for the purchase price of the assets to be acquired by Sprague Operating Resources pursuant to the terms of the Asset Purchase Agreement. The Common Units will be issued pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder, based upon the investment representations made by Castle Oil in the Unit Purchase Agreement, including its representation that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D and will be acquiring the Common Units for its own account and not with a view toward any distribution in violation of any securities laws.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for Sprague, including statements about the expected timetable for consummation of the proposed transaction, and any other statements about Sprague, or about Sprague’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of certain consents required in connection with the transaction which may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all or be unable to successfully integrate Castle’s operations into those of Sprague; the possibility that the integration of Castle into Sprague may be more difficult, time consuming or costly than expected; resulting increases in operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers); the ability of Sprague to retain certain key employees of Castle; and the other factors described in Sprague’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Sprague assumes no obligation to update the information in this Current Report on Form 8-K, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated November 4, 2014, by and among Sprague Operating Resources LLC, Castle Oil Corporation, Castle Port Morris Terminals, Inc., Castle Energy Solutions, LLC, Castle Energy Solutions S.B., LLC, Castle Fuels Corporation, and Castle Supply & Marketing, Inc.*

10.1	Unit Purchase Agreement, dated November 4, 2014, by and between Sprague Resources LP and Castle Oil Corporation

99.1	Press Release of Sprague Resources LP dated November 4, 2014

*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules to the Asset Purchase Agreement have been omitted. The registrant hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief
Compliance Officer and Secretary

Dated: November 4, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated November 4, 2014, by and among Sprague Operating Resources LLC, Castle Oil Corporation, Castle Port Morris Terminals, Inc., Castle Energy Solutions, LLC, Castle Fuels Corporation, Castle Supply & Marketing, Inc. and Castle Energy Solutions S.B., LLC *

10.1	Unit Purchase Agreement, dated November 4, 2014, by and between Sprague Resources LP and Castle Oil Corporation

99.1	Press Release of Sprague Resources LP dated November 4, 2014

*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules to the Asset Purchase Agreement have been omitted. The registrant hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules.

7